POWER OF ATTORNEY KNOW ALL MEN BY THESE PRESENTS, that I, William L. Meaney, do hereby make, constitute and appoint Michelle Altamura, Secretary of Iron Mountain Incorporated, Keely Stewart, Assistant Secretary of Iron Mountain Incorporated, Christine Zhang, Assistant Secretary of Iron Mountain Incorporated, and Luke Cummiskey, Director and Senior Counsel, each acting singly, to be my lawful attorney-in-fact for me and to do any and all acts which I could do in connection with any filings required by Section 16 of the Securities Exchange Act of 1934, including, without limitation, the preparation, signing and filing of Forms 3, 4 and 5 (“Section 16 Filings”), as well as any filings required under Rule 13h-1 of the Securities Exchange Act of 1934, including, without limitation, the preparation, signing and filing of Form 13H. Among the powers granted to my attorney-in-fact are: To prepare, sign and file with the Securities and Exchange Commission and the New York Stock Exchange the Section 16 filings and filings required under Rule 13h-1, in my name or stead, and any and all such further documents as he/she may deem necessary or advisable in order to carry out the required filings and the powers granted to him/her by these presents. This Power of Attorney shall remain in effect until revoked by the undersigned in writing IN WITNESS WHEREOF, I have hereunto set my hand and seal this 27 day of February, 2025. _________________________ Name: William L. Meaney